Exhibit 99.2

ARAMARK CORPORATION AND SUBSIDIARIES

EXPLANATION OF REVISED EARNINGS PER SHARE GUIDANCE

MAY 8, 2003

(Unaudited)

	Fiscal 2003 Per Share Amounts
	Low	High
Original management guidance provided on November 13, 2002—Net income per diluted share	$1.33	$1.38
Estimated effect of Fine Host Corporation acquisition	(0.01)	(0.01)
Earnings per share from discontinued operations—ARAMARK Educational Resources	(0.06)	(0.06)
Reduction in management earnings per share estimate resulting from weaker economic conditions. Last year, when we provided our original annual guidance, we anticipated an improvement in the economic environment in the second half of our fiscal year. As of today, we are not seeing any meaningful recovery in the economy or employment levels.	(0.02)	(0.03)

Revised management guidance as of May 8, 2003—Income per diluted share from continuing operations	$1.24	$1.28

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts.

They use words such as “aim,” “anticipate,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

The forward-looking statements regarding such matters are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

Factors that might cause such a difference include: unfavorable economic conditions, including ramifications of any future terrorist attacks; increased operating costs; shortages of qualified personnel; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs; our ability to integrate and derive the expected benefits from recent acquisitions including our acquisition of ServiceMaster Management Services; competition; decline in attendance at client facilities; unpredictability of sales and expenses due to contract terms and terminations; high leverage; claims relating to the provision of food services; costs of compliance with governmental regulations; liability associated with non-compliance with governmental regulations, including regulations pertaining to food services, the environment and childcare service; seasonality; adverse publicity concerning incidents at childcare centers; and levels of enrollment in our education business.

For further information regarding risks and uncertainties associated with ARAMARK’s business, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of ARAMARK’s SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting ARAMARK’s investor relations department at www.aramark.com.

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.